Exhibit 10.3

AMENDMENT NO. 2 TO
NOTE PURCHASE AGREEMENT

This Amendment No. 2 to Note Purchase Agreement (this “Amendment”), is dated as of November 30, 2018, by and among (i) GOODLAND ADVANCED FUELS, INC., a Delaware corporation (the “Borrower”) and (ii) THIRD EYE CAPITAL CORPORATION, an Ontario corporation, as agent for the Noteholders (the “Agent”), THIRD EYE CAPITAL CREDIT OPPORTUNITIES FUND – INSIGHT FUND, THIRD EYE CAPITAL ALTERNATIVE CREDIT TRUST, and MBI/TEC PRIVATE DEBT OPPORTUNITIES FUND I, L.P. (collectively, the “Noteholders”), and is acknowledged and agreed by the current Guarantors, AEMETIS, INC., a Nevada corporation (“Parent”) and AEMETIS ADVANCED PRODUCTS KEYES, INC., a Delaware corporation (“AAPK”) and new Guarantors, AEMETIS PROPERTY KEYES, INC. (formerly Aemetis Advanced Fuels Goodland, Inc.) (“APKI”) and AEMETIS ADVANCED FUELS KEYES, INC. (“AEFK”, and together with the Parent, AAPK, APKI and the Borrower, the “Obligors”).

RECITALS

A.           The Borrower, Agent and Noteholders entered into the Note Purchase Agreement dated as of June 30, 2017, as amended June 28, 2018 (as the same may be amended, restated, supplemented, revised or replaced from time to time, the “Agreement”). Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

B.           The Borrower has requested, and the Agent and Noteholders have agreed, to amend the Agreement on the terms and conditions contained herein in order to provide funding for APKI to undertake a proposed real estate transaction with A.L. Gilbert Company (“Gilbert”) and certain related commercial arrangements with Linde LLC and to fund other capital expenditures and approved working capital expenditures related to the construction of interconnecting equipment to furnish CO2 from AEFK’s ethanol plant in Keyes, CA (collectively, the “CO2 Transaction”).

AGREEMENT

SECTION 1.           Amendments. The following sections of the Agreement shall be and hereby are amended as follows:

(A)           Section 1.1 (Definitions).

Section 1.1 of the Agreement is hereby amended by substituting the following definitions or adding the following definitions, as applicable, in the appropriate alphabetical order:

“AEFK” means Aemetis Advanced Fuels Keyes, Inc., a Guarantor.

“Amended Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement dated the date of the Second Amendment by and between (i) Third Eye Capital Corporation, in its capacity as agent for the Noteholders under the terms of that certain Amended and Restated Note Purchase Agreement dated as of July 6, 2012 by and among Aemetis Advanced Fuels Keyes, Inc., Keyes Facility Acquisition Corp., the Parent and the other parties thereto, and (ii) the Agent (in its capacity as agent for the Noteholders under the terms of this Agreement).

 “APKI” means Aemetis Property Keyes, Inc., a Guarantor.

“APKI Appraisal” means an appraisal of the APKI Mortgaged Property addressed to the Agent, in form and content acceptable to the Agent, in its sole discretion, and conducted and prepared by an appraiser acceptable to the Agent. Each such Appraisal shall comply with all appraisal requirements of the Agent and any Governmental Authority and shall reflect a fair market value for the APKI Mortgaged Property.

“APKI Deed of Trust” means the Deed of Trust, dated the date of the Second Amendment, executed by APKI with respect to the APKI Mortgaged Property pursuant to which APKI grants a first and prior mortgage to the Agent for the benefit of the Noteholders, as beneficiary to secure APKI’s obligations pursuant to the Guaranty.

“APKI Mortgaged Property” means the Mortgaged Property as set out in the APKI Deed of Trust, being that real property purchased by APKI from A.L. Gilbert Company or its affiliates pursuant to the CO2 Transaction.

“APKI Mortgaged Property Market Value” means the “as is” fair market value of the APKI Mortgaged Property as determined semi-annually by Edwards, Lien & Toso, Inc. or such other independent valuation expert acceptable to the Agent.

“APKI Pledge Agreement” means that certain Pledge Agreement, dated as of the Second Amendment, between AE Advanced Fuels, Inc. as Pledgor and the Agent, relating to a pledge of 100% of the Capital Stock of APKI.

“CO2 Term Loan” has the meaning set forth in Section 2.1 hereof.

“CO2 Transaction” has the meaning set forth in the recitals to the Second Amendment.

“Guaranty” means collectively or individually, as applicable: (i) that Second Amended & Restated Limited Guaranty by the Parent and AAPK in favor of the Agent, (ii) that Limited Guaranty by APKI in favor of the Agent, and (iii) that Limited Recourse Guaranty by AEFK in favor of the Agent, in each case dated as of the date of the Second Amendment and which guarantees the Note Indebtedness in accordance with its terms.

“Linde Contract” means that Agreement for the Sale of CO2 between AEFK and Linde LLC dated August 25, 2017 as the same may be amended, restated, supplemented, revised or replaced from time to time.

“Second Amendment” means that Amendment No. 2 to the Note Purchase Agreement dated November 30, 2018 as between the Borrower, the Agent and the Noteholders and acknowledged and agreed to by the Guarantors.

(B)           Section 2.1 (Term Loan).

Section 2.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Term Loan. Subject to the terms and conditions of this Agreement, and relying on each of the representations and warranties set forth in each of the Note Purchase Documents, the Noteholders agree, individually as joint obligors, and not as joint and several obligors, to make a term loan to the Borrower:

(a)
on the Closing Date in an aggregate amount of Fifteen Million Dollars ($15,000,000) (the “Initial Term Loan”); and

(b)
on the date of the First Amendment in an aggregate amount of One Million Five Hundred Seventy Five Thousand Dollars ($1,575,000) (the “Subsequent Term Loan”),

(c)
on the date of the Second Amendment in an aggregate amount of Three Million Five Hundred Thousand Dollars ($3,500,000); provided that the Obligors acknowledge that certain amounts of such principal may be advanced to the Borrower upon the satisfaction of certain conditions, as more specifically indicated in Schedule 5.1(i) “Use of Proceeds” (the “CO2 Term Loan” and together with the Initial Term Loan and the Subsequent Term Loan, the “Term Loan”),

in each case according to each Noteholder’s Term Loan Commitment and such Indebtedness shall be evidenced by secured promissory notes issued to each Noteholder (each, a “Term Note”). After repayment, the Term Loan may not be re-borrowed.”

(C)           Section 2.4 (Repayment).

Subsection 2.4(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

“The Borrower shall also be required to, and hereby agrees to, make the following mandatory prepayments on the Term Loan and any Revolving Advances: 100% of the net cash proceeds received by the Borrower or other Obligor or their Affiliates (excluding Aemetis Biogas LLP), as applicable from (i) the EB-5 Program Issuance, (ii) any USDA Financing, (iii) any sales of the Obligors’ Capital Stock, (iv) any Indebtedness incurred or issued (that is not permitted by this Agreement), (v) repayments made to the Borrower under any of the Term Loans or under a Revolving Intercompany Note to the extent such amounts are not immediately reborrowed in accordance with the terms of the Revolving Intercompany Note, (vi) the occurrence of a Change of Control (unless such Change of Control is caused by the exercise of the Aemetis Option or the exercise of the Warrant), (vii) the receipt of any tax refund, reimbursement or other payment from any Governmental Authority, and (viii) any sale, royalty agreement or other disposition of assets outside of the ordinary course of business or pursuant to a transaction that is not permitted pursuant to this Agreement (including as a result of any condemnation, casualty or similar event) (other than dispositions to another Obligor, to the extent permitted hereby); provided that, in the case of this subclause (viii), the Agent (at the Borrower’s request) may in its sole discretion authorize the Obligors to reinvest all or a portion of such proceeds, and any such reinvestment shall be permitted on the terms and conditions set forth by the Agent so long as no Default or Event of Default occurs.”

A new subsection 2.4(d) is hereby added to the Agreement as follows:

“The Obligors shall also be required to, and hereby agree to, make the following mandatory repayments of the CO2 Term Loan:

i)  on a monthly basis, an amount equal to 75% of any payments received by any Obligor pursuant to Section 5.1 and 5.2 of the Linde Contract which are related to Product or Gas or CO2 (each as defined therein) produced by Linde LLC without giving effect to any setoff or counterclaim or other credit or repayments pursuant to Section 5.3 or Article 6 of the Linde Contract;

ii)  an amount equal to 100% of each monthly “Linde’s Plant Site Charge” payment received by any Obligor pursuant to Section 5.1 of the Linde Contract, which for clarity is anticipated to be equal to $10,000 per month, without giving effect to any setoff or counterclaim; and

iii)  on a monthly basis, an amount equal to the product of: (A) $0.01 multiplied by (B) the number of bushels of Grain (as defined in the Procurement Agreement) procured or purchased by any Obligor from J.D. Heiskell Holdings, LLC or its affiliates or nominee (“Heiskell”) pursuant to that Amended and Restated Grain Procurement and Working Capital Agreement dated May 7, 2013 (as may be amended, restated, supplemented, revised or replaced from time to time, the “Procurement Agreement”); it being acknowledged that such amount shall not constitute a reduction or set off or otherwise derogate or replace any Obligor’s obligation to make any payment under the Procurement Agreement to Heiskell and such repayment obligation contemplated herein shall be in addition to such payment obligations included in the Procurement Agreement and shall be made irrespective of the price of such Grain indicated in or paid pursuant to the Procurement Agreement as between Heiskell and any Obligor, and with respect to (i) and (ii) above, AEFK covenants and agrees to direct Linde LLC to make all payments, credits, reimbursements or other payments of any sums whatsoever pursuant to or related to the Linde Contract to a bank account identified by the Agent in its sole discretion, over which the Agent shall have direction and control, and from which the Agent shall be entitled to withhold, extract and obtain the payment amounts indicated above.

(D)           Section 2.5 (Interest).

Subsection 2.5(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Commencing on August 1, 2017 and on the first Business Day of each calendar month thereafter (each such date, an “Interest Payment Date”), Borrower shall make monthly payments of interest, in arrears for the preceding calendar month (or from the Closing Date in the case of the interest payment due on August 1, 2017); provided, however, that interest accruing on the Initial Term Loan for the first eighteen (18) Interest Payment Dates following the Closing Date shall have been paid in advance in accordance with Section 3.1(p).

In addition, interest accruing on the CO2 Term Loan shall be calculated from the date upon which such portions of the CO2 Term Loan are advanced to the Borrower, as contemplated in Schedule 5.1(i) “Use of Proceeds” and it is acknowledged that $200,000 of the CO2 Term Loan shall be withheld by the Agent at closing and used to pay such interest as it becomes due and payable, or interest on the Term Loan or Revolving Line, at the Agent’s discretion, as such interest becomes due and payable.”

In addition, the phrase “Term Loan”, where it appears in Subsection 3.1(p) of the Agreement, is hereby deleted and replaced with the phrase “Initial Term Loan”.

(E)           Section 2.13 (Fee Letter).

Section 2.13 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Fee Letter. The Borrower agrees to pay to the Agent, for itself or for and on behalf of the Noteholders, as applicable: (i) the fees described in the Fee Letter, (ii) at the date of the First Amendment, the amount of $75,000, and (iii) at the date of the Second Amendment, the amount of $175,000. All such fees may be withheld from, and payable from, the proceeds of the Loans in connection with those fees then due.”

(F)           Section 5.1(p) (Post-Closing Matters).

Section 5.1(p) of the Agreement is amended by adding the following new paragraphs (iii) to (vi):

“(iii)        Each Obligor covenants that it will use reasonable commercial efforts to terminate, remove or release the right of way and easement created by that certain deed from Herbert M. Hatch, Laura M. Hatch and Cora H. Johnston to O.L. Jessup and M.S. Jessup recorded in the Stanislaus Records on February 9th, 1920, at Book 304 of Deeds, Page 412 of Official Records on the APKI Mortgaged Property (the “1920 Easement”) within twelve 12 months of the date of the Second Amendment.

(iv)          Within one week of the date of the Second Amendment, each Obligor covenants to provide the Agent with applicable permits or certificates of occupancy with respect to the APKI Mortgaged Property.

(v)           Within 30 days of the date of the Second Amendment, the Obligors covenant to provide the Agent with each of: (A) an amendment and restatement of the Linde Contract, and (B) an assignment from APKI to Linde of APKI’s obligations under each of the Purchase agreements (easement) and (rail spur) between Gilbert and APKI, each in form and substance satisfactory to the Agent.

(vi)           Within 30 days of the date of the Second Amendment, the Obligors covenant to provide the Agent with an amended APKI Title Policy in form and substance satisfactory to the Agent which shall be in the form of a 2006 ALTA extended coverage loan policy without showing a general exception for survey matters, and shall include such endorsements as requested by the Agent (including, without limitation ALTA 3.0-06 (Zoning), ALTA 18-06 (Single Tax Parcel), and ALTA 25-06 (Same as Survey)). For greater clarity, the Obligors acknowledge that, in order to obtain such amended APKI Title Policy they will likely need to provide the Title Company with an updated ALTA Land Title Survey with respect to the APKI Mortgaged Property and a third party zoning report with respect to the APKI Mortgaged Property, or such other evidence or documentation as may be required by the Title Company.”

(G)           Section 5.2(k) (Financial Covenants).

Section 5.1(k)(i) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(i)            Permit the ratio of: (a) the sum of (i) the most recent Mortgaged Property Market Value, (ii) the most recent APKI Mortgaged Property Market Value, and (iii) the most recent Riverbank Project Value to (b) the Note Indebtedness, to be less than 2.00:1.00, tested as of the last day of each fiscal quarter.”

In addition, corresponding changes are hereby made to Section 3 of Schedule 5.1(c) (Form of Compliance Certificate).

(H)           Section 5.2(k) (Financial Covenants).

Section 5.1(k)(ii) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(ii)            Permit the amount of trade payables (other than amounts due to management) due to exceed the sum of the amount of the Borrower’s Cash Equivalents plus the Revolving Advances available to be advanced under the Revolving Line, tested as of the last day of each month other than the months from June to November, 2018.”

(I)           Schedule 1.1(a) (Commitments Schedule).

Schedule 1.1(a) of the Agreement is hereby deleted in its entirety and replaced with Schedule 1.1(a) attached hereto.

(J)           Schedule 5.1(i) (Use of Proceeds).

Schedule 5.1(i) of the Agreement is hereby deleted in its entirety and replaced with Schedule 5.1(i) attached hereto.

SECTION 2.            Conditions to Effectiveness. This Amendment shall be effective on the date first written above and subject to satisfaction of the following conditions precedent:

(A)
The Agent shall have completed its due diligence investigation to its satisfaction with respect to the proposed CO2 Transaction;

(B)
The Agent shall have received the following, each in form and substance satisfactory to the Agent in its sole discretion:

i.
this Amendment duly executed by the parties hereto;

ii.
Term Notes evidencing the CO2 Term Loan, in favor of each Noteholder in accordance with their respective Term Loan Commitment Percentage, duly executed by the Borrower;

iii.
an intercompany note between APKI and the Borrower evidencing the advance of the amount of the CO2 Term Loan received by the Borrower from time to time to APKI, endorsed to the Agent;

iv.
each Guaranty, dated the date hereof, from each Guarantor other than AEFK;

v.
a limited recourse Guaranty, from AEFK, dated the date hereof;

vi.
the APKI Pledge Agreement;

vii.
the original stock certificate of APKI issued to AE Advanced Fuels, Inc. evidencing 100% of the issued and outstanding shares of capital stock of APKI pledged to the Agent, and the applicable original stock power with respect thereto;

viii.
a General Security Agreement executed by APKI;

ix.
the APKI Deed of Trust and related assignments of leases, rents agreements, licenses, permits and contracts and environmental indemnity from APKI;

x.
the APKI Appraisal;

xi.
a Title Policy (or the applicable title company’s unconditional commitment to issue a Title Policy upon recordation of the APKI Deed of Trust) (the “APKI Title Policy”) with respect to the APKI Mortgaged Property;

xii.
Phase I report with respect to the APKI Mortgaged Property;

xiii.
evidence that the APKI Mortgaged Property is not located within any designated flood plain or special flood hazard area or, in lieu thereof, evidence that APKI has applied for and received flood insurance covering the APKI Mortgaged Property in an amount acceptable to the Agent;

xiv.
evidence of the rezoning of the APKI Mortgaged Property from agricultural to commercial and evidence that all applicable zoning ordinances and restrictive covenants affecting the APKI Mortgaged Property permit the use for which such property is intended and have been or will be complied with in all respects;

xv.
evidence that applicable insurance policies with respect to the APKI Mortgaged Property are in full force and effect (whether via a new policy or an amendment to existing policies), together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of the Agent;

xvi.
Purchase agreement (easement) between Gilbert and APKI;

xvii.
Purchase or lease agreement (rail spur) between Gilbert and APKI;

xviii.
Quitclaim deed regarding 1920 Easement signed and recorded by Gilbert;

xix.
a duly executed collateral pledge and assignment of the Linde Contract by AEFK, including therewith a payment direction from AEFK to Linde LLC with respect to the payment of amounts owed pursuant to the Linde Contract to the applicable segregated account indicated by the Agent;

xx.
UCC financing statement reflecting APKI, as debtor, and Agent, as a secured party, and accompanying financing statement searches;

xxi.
a Perfection Certificate, executed by APKI and AEFK;

xxii.
duly executed legal opinions of counsel to APKI and AEFK;

xxiii.
Officer’s Certificate certifying all material transaction documents with respect to the CO2 Transaction as may be required by the Agent (including without limitation with Gilbert and Linde) and confirming that all conditions precedent to the consummation of the CO2 Transaction have been satisfied or waived and confirming those aspects of the CO2 Transaction which will close simultaneously with the funding of the CO2 Term Loan on the date hereof;

xxiv.
Officer’s Certificate attaching: (i) Organic Documents; and (ii) true and complete copies of resolutions duly adopted by the board of directors of APKI and AEFK in each case authorizing the execution, delivery and performance of this Amendment and the matters and documents included herein;

xxv.
good standing certificates of APKI and AEFK from Delaware and California.

(C)
Each Obligor shall have paid all fees and expenses of the Agent and Noteholders then due as specified by the Fee Letter or as otherwise required.

(D)
Each Obligor shall have performed and complied with all of the covenants and conditions required by this Amendment and the Note Purchase Documents to be performed and complied with by it upon the effective date of this Amendment.

(E)
The Agent shall have entered into the Amended Intercreditor Agreement on terms acceptable to it.

(F)
The Agent shall have received all other approvals, opinions, documents, agreements, instruments, certificates, schedules and materials as the Agent may reasonably request.

Each Obligor acknowledges and agrees that the failure to perform, or to cause the performance of, the covenants and agreements in this Amendment will constitute an Event of Default under the Agreement and Agent and Noteholders shall have the right to demand the immediate repayment in full in cash of all outstanding Note Indebtedness owing to Agent and Noteholders under the Agreement, the Notes and the other Note Purchase Documents. In consideration of the foregoing and the transactions contemplated by this Amendment, each Obligor hereby: (i) ratifies and confirms all of the obligations and liabilities of it owing pursuant to the Agreement and the other Note Purchase Documents, and (ii) agrees to pay all costs, fees and expenses of Agent and the Noteholders in connection with this Amendment.

SECTION 3.        Agreement in Full Force and Effect as Amended. Except as specifically amended or waived hereby, the Agreement and other Note Purchase Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended. Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of, or consent to or departure from, any provisions of the Agreement or any other Note Purchase Document or any right, power or remedy of Agent or Noteholders thereunder, nor constitute a waiver of any provision of the Agreement or any other Note Purchase Document, or any other document, instrument or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the execution date of this Amendment or as a result of performance hereunder or thereunder. This Amendment shall not preclude the future exercise of any right, remedy, power, or privilege available to Agent or Noteholders whether under the Agreement, the other Note Purchase Documents, at law or otherwise. All references to the Agreement shall be deemed to mean the Agreement as modified hereby. This Amendment shall not constitute a novation or satisfaction and accord of the Agreement or any other Note Purchase Documents, but rather shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Agreement and Note Purchase Documents as amended by this Amendment, as though such terms and conditions were set forth herein. Each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Agreement as amended by this Amendment, and each reference herein or in any other Note Purchase Documents to “the Agreement” shall mean and be a reference to the Agreement as amended and modified by this Amendment.

SECTION 4.           Representations of Obligors. Each Obligor hereby represents and warrants to Agent and Noteholders as of the execution date of this Amendment as follows: (A) it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; (B) the execution, delivery and performance by it of this Amendment and all other Note Purchase Documents executed and delivered in connection herewith are within its powers, have been duly authorized, and do not contravene (i) its articles of incorporation, bylaws or other organizational documents, or (ii) any applicable law; (C) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Authority or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment or any other Note Purchase Documents executed and delivered in connection herewith by or against it; (D) this Amendment and all other Note Purchase Documents executed and delivered in connection herewith have been duly executed and delivered by it; (E) this Amendment and all other Note Purchase Documents executed and delivered in connection herewith constitute its legal, valid and binding obligation enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (F) it is not in default under the Agreement or any other Note Purchase Documents and no Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Amendment; and (G) the representations and warranties contained in the Agreement and the other Note Purchase Documents are true and correct in all material respects as of the execution date of this Amendment as if then made, except for such representations and warranties limited by their terms to a specific date.

SECTION 5.          Miscellaneous.

(A)           This Amendment may be executed in any number of counterparts (including by facsimile or email), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Whenever the context and construction so require, all words herein in the singular number herein shall be deemed to have been used in the plural, and vice versa. The use of the word “including” in this Amendment shall be by way of example rather than by limitation. The use of the words “and” or “or” shall not be inclusive or exclusive.

(B)           This Amendment may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified without the written consent of the Borrower and Agent. This Amendment shall be considered part of the Agreement and shall be a Note Purchase Document for all purposes under the Agreement and other Note Purchase Documents.

(C)           This Amendment, the Agreement and the Note Purchase Documents constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto. There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof.

(D)           THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE AGREEMENT AND SHALL BE SUBJECT TO ANY WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE AGREEMENT.

(E)           No Obligor may assign, delegate or transfer this Amendment or any of their rights or obligations hereunder. No rights are intended to be created under this Amendment for the benefit of any third party donee, creditor or incidental beneficiary of the Obligors. Nothing contained in this Amendment shall be construed as a delegation to Agent or Noteholders of the Obligors’ duty of performance, including any duties under any account or contract in which Agent or Noteholders have a security interest or lien. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

(F)           All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment and no investigation by Agent or Noteholders shall affect such representations or warranties or the right of Agent or Noteholders to rely upon them.

(G)           THE OBLIGORS ACKNOWLEDGE THAT SUCH PERSON’S PAYMENT OBLIGATIONS ARE ABSOLUTE AND UNCONDITIONAL WITHOUT ANY RIGHT OF RECISSION, SETOFF, COUNTERCLAIM, DEFENSE, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE NOTE INDEBTEDNESS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR ANY NOTEHOLDER. THE OBLIGORS HEREBY VOLUNTARILY AND KNOWINGLY RELEASE AND FOREVER DISCHARGE AGENT AND EACH NOTEHOLDER AND THEIR RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH SUCH PERSON MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS”, INCLUDING ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT OR OTHER NOTE PURCHASE DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

{Signatures appear on following pages.}

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first noted above.

BORROWER:

GOODLAND ADVANCED FUELS, INC.

By: /s/ Michael Peterson
Name: Michael Peterson
Title: Chief Executive Officer

Signature Page to Amendment No. 2

Acknowledged and agreed by the Guarantors:

AEMETIS ADVANCED PRODUCTS KEYES, INC.

By: /s/ Eric A. McAfee
Name: Eric A. McAfee
Title: Chief Executive Officer

AEMETIS, INC.

By: /s/ Eric A. McAfee
Name: Eric A. McAfee
Title: Chief Executive Officer

AEMETIS PROPERTY KEYES, INC.

By: /s/ Eric A. McAfee
Name: Eric A. McAfee
Title: Chief Executive Officer

AEMETIS ADVANCED FUELS KEYES, INC.

By: /s/ Eric A. McAfee
Name: Eric A. McAfee
Title: Chief Executive Officer

Signature Page to Amendment No. 2

AGENT:

THIRD EYE CAPITAL CORPORATION

By: /s/ Arif N. Bhalwani
Name: Arif N. Bhalwani
Title: Managing Director

NOTEHOLDERS:
MBI/TEC PRIVATE DEBT OPPORTUNITIES FUND I, L.P., herein acting by its general partner MBI/TEC PRIVATE DEBT GP L.P., itself acting by its general partner MBI/TEC PRIVATE DEBT GP INC.
Per: /s/ Arif N. Bhalwani
Name: Arif N. Bhalwani
Title: President and CEO

Signature Page to Amendment No. 2

THIRD EYE CAPITAL CREDIT OPPORTUNITIES FUND – INSIGHT FUND by its Managing General Partner THIRD EYE CAPITAL CREDIT OPPORTUNITIES S.AR.L.
Per:	/s/ Richard Goddard
Name: Richard Goddard
Title: Manager
Per:	/s/ Paul de Quant
Name: Paul de Quant Title: Manager

THIRD EYE CAPITAL ALTERNATIVE CREDIT TRUSTby its Manager THIRD EYE CAPITAL MANAGEMENT INC.
Per: /s/ Arif N. Bhalwani
Name: Arif N. Bhalwani
Title: Portfolio Manager

Signature Page to Amendment No. 2